Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
India Globalization Capital, Inc.

We hereby consent to the incorporation by reference of our report dated 10th July, 2009 on the audit of the consolidated financial statements of  India Globalization Capital, Inc. for the year ended March 31, 2009 and 2008 in this Registration Statement of India Globalization Capital, Inc. on Form S-3 dated December 7, 2009.

We also consent to the reference to our Firm under the caption “Experts” in such prospectus.

YOGANANDH & RAM
/s/Yoganandh & Ram
Chennai, India

December 7, 2009